As Filed with the Securities and Exchange Commission on September 30, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-1

Registration Statement

Under

The Securities Act of 1933

Bank Mutual Corporation

(Exact name of Registrant as specified in its charter)

Wisconsin	6035	39-2004336
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4949 West Brown Deer Road

Brown Deer, Wisconsin 53223

(414) 354-1500

(Address, including Zip Code, and telephone number,

including area code, of Registrant’s principal executive offices)

Michael T. Crowley, Jr.

Bank Mutual Corporation

4949 West Brown Deer Road

Brown Deer, Wisconsin 53223

(414) 354-1500

(Name, address, including zip Code, and telephone number,

including area code, of agent for service)

Copies To:

Kenneth V. Hallett Quarles & Brady LLP 411 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 277-5000	Christopher J. Zinski Schiff Hardin & Waite 233 South Wacker Drive 6600 Sears Tower Chicago, Illinois 60606 (312) 258-5548

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-105685

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate offering Price (1)	Amount of Registration Fee (1)

Common Stock, $.01 par value	10,603,581 shares	$10.00	$106,035,810	$8,579

(1)	Estimated under Rule 457, based upon the offering price, for shares in addition to those previously registered in registration statement No. 333-105685.

This registration statement is filed pursuant to Commission Rule 462(b) under the Securities Act, to register additional shares. These shares will be offered in connection with the regulatory conversion and stock offering of Bank Mutual Corporation pursuant to its Plan of Restructuring, all as described in Registration Statement No. 333-105685, on Form S-1. The contents of that registration statement are incorporated herein by reference.

The additional shares being registered hereby result from an increase in the appraisal which is required by Office of Thrift Supervision regulations in connection with the Plan of Restructuring. Because the updated appraisal resulted in a higher valuation, Bank Mutual Corporation is required under Office of Thrift Supervision regulations to resolicit offers, with an increased offering range of shares. That increase results in a larger number of shares sold, and a higher exchange ratio for outstanding shares of Bank Mutual Corporation common stock.

The additional shares being registered hereby result from those changes, and an increase in an allowance for possible exercise of outstanding stock options prior to completion. Prior to commencing the resolicitation offer, we will file a post-effective amendment to Registration Statement No. 333-105685 and this registration statement to provide a prospectus supplement which will discuss the resolicitation, the new appraisal, and related information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Brown Deer, State of Wisconsin, on September 29, 2003.

BANK MUTUAL CORPORATION (Registrant)

By:	/s/ MICHAEL T. CROWLEY, JR.
Michael T. Crowley, Jr. Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Michael T. Crowley, Jr., Rick B. Colberg, and Marlene M. Scholz, or any one or more of them, as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below or otherwise, and to file, any and all amendments, including without limitation post-effective amendments, to this registration statement, and to take all other action necessary or appropriate in connection therewith on behalf of the undersigned.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons in the capacities indicated and on the date indicated.*

Signature and Title

/s/ MICHAEL T. CROWLEY, JR.	/s/ RAYMOND W. DWYER, JR.
Michael T. Crowley, Jr., Chairman, Chief Executive Officer and Director (Principal Executive Officer)	Raymond W. Dwyer, Jr., Director

/s/ RICK B. COLBERG	/s/ THOMAS J. LOPINA, SR.
Rick B. Colberg, Chief Financial Officer (Principal Financial Officer)	Thomas J. Lopina, Sr., Director

/s/ MARLENE M. SCHOLZ	/S/ WILLIAM J. MIELKE
Marlene M. Scholz, Senior Vice President (Principal Accounting Officer)	William J. Mielke, Director

/S/ THOMAS H. BUESTRIN	/S/ ROBERT B. OLSON
Thomas H. Buestrin, Director	Robert B. Olson, Director

/S/ MICHAEL T. CROWLEY, SR.	/S/ DAVID J. ROLFS
Michael T. Crowley, Sr., Director	David J. Rolfs, Director

/S/ MARK C. HERR	/S/ JELMER G. SWOBODA
Mark C. Herr, Director	Jelmer G. Swoboda, Director

* Each of the above signatures is affixed as of September 29, 2003.

S-1

BANK MUTUAL CORPORATION

(the “Registrant”)

EXHIBIT INDEX

TO

FORM S-1,

as amended

The following exhibits are filed with, or incorporated by reference in, this Registration Statement on Form S-1:

Exhibit	Description	Incorporated Herein By Reference To	Filed Herewith	Previously Filed with Reg. No. 333-105685
1.1	Agency Agreement among Bank Mutual Corporation*, Bank Mutual Bancorp, MHC and Ryan Beck	Exhibit 10.1 to Bank Mutual Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003

1.2	Related letter agreement with Ryan Beck, signed April 22, 2003			X

2.1	Plan of Restructuring of Bank Mutual Corporation and Bank Mutual Bancorp, MHC dated April 21, 2003, as amended and restated on July 7, 2003 (the “Plan”)			X

2.2	Plan of Restructuring from Mutual Savings Bank to Mutual Holding Company of Mutual Savings Bank, as amended and restated July 31, 2000**	Exhibit 2.1 to Bank Mutual Corporation’s Registration Statement on Form S-1, Registration No. 333-39362 (the “2000 S-1”)

3(i)	Articles of Incorporation of the Registrant			X

3(ii)	Bylaws of the Registrant			X

4.1	Articles of Incorporation of the Registrant	Exhibit 3(i) above

4.2	The Plan	Exhibit 2.1 above

5.1	Opinion of Quarles & Brady LLP on the legality of the securities being registered		X

8.1	Opinion of Quarles & Brady LLP on certain federal income tax matters			X

10.1	Mutual Savings Bank*** Benefit Restoration Plan	Exhibit 10.1 to 2000 S-1

10.2	Mutual Savings Bank Outside Directors’ Retirement Plan	Exhibit 10.2 to 2000 S-1

10.3	Mutual Savings Bank Executive Excess Benefit Plan	Exhibit 10.3 to 2000 S-1

10.4	Agreement regarding deferred compensation Agreement dated May 16, 1988 between Mutual Savings Bank and Michael T. Crowley, Sr.	Exhibit 10.4 to 2000 S-1

E-1

Exhibit	Description	Incorporated Herein By Reference To	Filed Herewith	Previously Filed with Reg. No. 333-105685

10.5(a)	Employment Agreement between Mutual Savings Bank and Michael T. Crowley Jr.	Exhibit 10.5(a) to 2000 S-1

10.5(b)	Amendment thereto dated February 17, 1998	Exhibit 10.5(b) to 2000 S-1

10.6(a)	Employment Agreement between Mutual Savings Bank and Michael T. Crowley, Sr. dated December 31, 1993	Exhibit 10.6(a) to 2000 S-1

10.6(b)	Amendment thereto dated February 17, 1998	Exhibit 10.6(b) to 2000 S-1

10.7	Form of Employment Agreements of Mr. Maurer and Ms. Scholz with Mutual Savings Bank, each dated as of January 1, 2001	Exhibit 10.7 to 2000 S-1

10.8(a)	Employment Agreement between First Northern Savings Bank and Michael D. Meeuwsen dated as of January 2, 1990	Exhibit 10.8(a) to Bank Mutual Corporation’s Annual Report on Form 10-K for the year ended December 31, 2000 (“2000 10-K”)

10.8(b)	Amendments No. 1 thereto, dated as of September 20, 1995	Exhibit 10.8(b) to 2000 10-K

10.8(c)	Resignation and Separation Agreement dated as of June 6, 2003 between Bank Mutual Corporation and Michael D. Meeuwsen	Exhibit 10.1, to Bank Mutual Corporation’s Report on Form 8-K dated June 6, 2003

10.9	Employment Agreement between First Northern Savings Bank and Rick B. Colberg dated as of November 1, 2000	Exhibit 10.9 to 2000 10-K

10.10(a)	Non-Qualified Deferred Retirement Plan for Directors of First Northern Savings Bank	Exhibit 10.10(a) to 2000 10-K

10.10(b)	Amendment No. 1 thereto	Exhibit 10.3.2 to First Northern Capital Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (“FNCC 1998 10-K”)

10.11(a)	Form of Supplemental Retirement Agreements dated as of January 1, 1994 between First Northern Savings Bank and each of Michael D. Meeuwsen and Rick B. Colberg	Exhibit 10.11(a) to 2000 10-K

10.11(b)	Form of Amendment No. 1 thereto dated as of September 20, 1995	Exhibit 10.11(b) to 2000 10-K

10.11(c)	Form of Amendment No. 2 thereto, dated as of October 15, 1998	Exhibit 10.6.4 to FNCC 1998 10-K

E-2

Exhibit	Description	Incorporated Herein By Reference To	Filed Herewith	Previously Filed with Reg. No. 333-105685

10.12(a)	Mutual Savings Bank Management Incentive Compensation Plan (MIP) (superceded)	Exhibit 10.12(b) to 2000 10-K

10.12(b)	Mutual Savings Bank/First Northern Savings Bank Management Incentive Compensation Plan			X

10.13	First Northern Savings Bank Management Incentive Compensation Plan (superceded)	Exhibit 10.13 to 2000 10-K

10.14	Bank Mutual 2001 Stock Incentive Plan, as amended May 7, 2002	Exhibit 10.1 to Bank Mutual Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002

21.1	Subsidiaries of the Registrant			X

23.1	Consent of Ernst & Young LLP		X

23.2	Consents of Quarles & Brady LLP	Contained in Exhibits 5.1 and 8.1

23.3	Consent of RP Financial, LC		X

24.1	Powers of Attorney			X

99.1	RP Financial Preliminary Appraisal, dated as of May 16, 2003 †			X

99.2	Forms of Marketing Materials			X

99.3	Form of Bank Mutual Corporation proxy material			X

99.4	Form of Bank Mutual Bancorp, MHC proxy material			X

99.5	Form of 401k Plan Special Election Form			X

*	As used in this Exhibit Index, “Bank Mutual Corporation” refers to Bank Mutual Corporation, a federal corporation and predecessor to the Registrant.
**	Without exhibits or schedules, which will be furnished to the Commission upon request.
***	Mutual Savings Bank is now known as “Bank Mutual.”
†	Portions of this exhibit have been filed through EDGAR. The entire exhibit has been filed in paper format.

E-3